Exhibit 99.1
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                                                               [IMPROVENET LOGO]


CONTACT:

Brian Evans
ImproveNet, Inc.
(650) 363-8173
bevans@improvenet.com



                IMPROVENET ANNOUNCES COMMENCEMENT OF TENDER OFFER



REDWOOD CITY, CA, December 3, 2002 - ImproveNet, Inc., (OTCBB:IMPV), has

announced that it will commence a tender offer on Wednesday, December 4, 2002,

in which it will offer to purchase all of its outstanding common stock for cash in the amount of $0.14 per share. The offer will expire at 5:00 P.M. New York

City time on January 2, 2002, and is subject to terms and conditions explained in detail in an Offer to Purchase that will be mailed to stockholders beginning

December 4, 2002. The offer will be made as part of a previously announced transaction that also includes the merger of ImproveNet and eTechLogix, Inc.,

and remains subject to the closing of the merger.


The Offer to Purchase will be accompanied by a Transmittal Letter, which stockholders may use to tender their shares to the Company. The Offer to

Purchase, the Transmittal Letter and a Tender Offer Statement will be available without charge on ImproveNet's website by clicking "About Us" and going to the

"For Investors" page, and will also be available without charge on the SEC's website at www.sec.gov.


ABOUT IMPROVENET
----------------

ImproveNet (OTCBB: IMPV - News) is a leading national online provider of home improvement services for home improvement professionals, suppliers and homeowners. The company aggregates and organizes information and design tools for home owners, generates job leads for its national network of home improvement professionals, and provides advertising and marketing services to major brands in the home improvement marketplace. Currently ImproveNet serves over 450,000 unique visitors per month and over 25,000 screened and qualified home improvement professionals in the $150 billion annual remodeling and renovation market of the Building Materials Industry. For more information about

ImproveNet, visit www.improvenet.com or call 888.777.2212.


IMPROVENET, INC. ADVISES ITS STOCKHOLDERS TO READ IMPROVENET'S TENDER OFFER STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.


FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED HEREIN, INCLUDING WITHOUT LIMITATION STATEMENTS ABOUT IMPROVENET'S PLANS TO COMPLETE ITS MERGER WITH ETECHLOGIX OR FUTURE EVENTS, CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN OR UNKNOWN RISKS, INCLUDING, BUT NOT LIMITED TO, IMPROVENET'S ABILITY TO COMPLETE THE CONTEMPLATED MERGER WITH ETECHLOGIX AND THE TENDER OFFER, IMPROVENET'S ACCUMULATION OF LOSSES AND FAILURE TO ACHIEVE PROFITABILITY, POTENTIAL DIFFICULTIES OF COMBINING AND INTEGRATING THE BUSINESS OF IMPROVENET AND ETECHLOGIX AND THE OTHER FACTORS DISCUSSED IN IMPROVENET'S FILINGS WITH THE SEC. THERE CAN BE NO ASSURANCE THAT THE ACTUAL FUTURE RESULTS, PERFORMANCE, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS WILL ACTUALLY OCCUR. INVESTORS ARE ENCOURAGED TO REVIEW IMPROVENET'S FORM 10K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2002, JUNE 30, 2002 AND SEPTEMBER 30, 2002, COMMUNICATIONS REGARDING THE PROPOSED CASH TENDER OFFER FILED WITH THE SEC ON SCHEDULE TO, AND OTHER FEDERAL SECURITIES LAW FILINGS FOR A DESCRIPTION OF IMPORTANT FACTORS THAT MAY AFFECT IMPROVENET'S BUSINESSES, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. THE SAFE HARBORS FOR FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT ARE NOT AVAILABLE FOR STATEMENTS MADE IN CONNECTION WITH A TENDER OFFER.